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                                                                   Exhibit 10.14

                          EMPLOYMENT, CONFIDENTIALITY
                         AND NON-COMPETITION AGREEMENT


     THIS AGREEMENT (the "Agreement") dated as of April 22, 1998, is made and entered into by and between Affiliated Research Centers, Inc., a Delaware corporation (the "Company"), and Ms. Jane Taylor (the "Executive").

     WHEREAS, the Executive is a senior executive of Pacific Coast Clinical Coordinators, Inc., which on the date hereof is being merged with and into a wholly-owned subsidiary of the Company which will change its name to "Pacific Coast Clinical Coordinators Inc. ("PCCC") and the Executive is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

     WHEREAS, the Executive acknowledges that in the course of her employment by the Company, she will or may have access to and become informed of the Company's confidential information and will frequently come into contact with the Company's research affiliates and its customers and accounts such that the Executive will influence the business and relationships between the Company and its research affiliates and its customers and accounts;

     WHEREAS, the Executive has agreed to certain confidentiality, nonsolicitation and non-competition agreements, and in consideration for such agreements, the Company has agreed to pay the Executive termination payments upon severance of the Executive's employment hereunder; and

     WHEREAS, the Company desires to employ the Executive, and the Executive desires to provide her services to the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, the Company and the Executive agree as follows:

     1.   Certain Defined Terms. In addition to terms defined elsewhere herein,
          ---------------------
the following terms have the following meanings when used in this Agreement with initial capital letters:

     (a)  "Cause" means

               (i) intentional engagement by the Executive in misconduct which is materially injurious to the Company or any subsidiary, monetarily or otherwise,

               (ii) intentional act by the Executive of fraud, embezzlement or theft in connection with her duties or in the course of her employment with the Company or any subsidiary,

               (iii) intentional damage by the Executive to property of the Company or any subsidiary, or

               (iv)   material breach of Section 10 or Section 11 hereof.
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For purposes of this Agreement, no act or failure to act on the Executive's part shall be deemed "intentional" if it was due primarily to an error in judgment or negligence, but it shall be deemed "intentional" only if it was not in good faith and without reasonable belief that her act or failure to act was in the Company's best interest. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until the Executive receives a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the Board then in office, excluding the Executive if she is a Director, at a meeting of the Board called and held for such purpose, after reasonable notice to the Executive and an opportunity for the Executive, together with her counsel (if the Executive chooses to have counsel present at such meeting), to be heard before the Board, finding that, in the good faith opinion of the Board, the Executive was guilty of conduct constituting "Cause" as herein defined and specifying the particulars thereof. Nothing herein will limit the right of the Executive or her beneficiaries to contest the validity or propriety of any such determination.

     (b) "Disabled" means the Executive's incapacity due to physical or mental illness to substantially perform her duties on a full-time basis for six consecutive months unless the Executive returns to the full-time performance of the Executive's duties for a period of at least three consecutive months no later than 30 days after the Company has given the Executive a notice of termination. If the Executive disagrees with a determination to terminate her because the Company believes she is Disabled, the Company and the Executive, or in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative, together shall choose a qualified medical doctor who shall determine whether the Executive is Disabled. If the Company and the Executive cannot agree on the choice of a qualified medical doctor, then the Company and the Executive each shall choose a qualified medical doctor and the two doctors together shall choose a third qualified medical doctor, who shall determine whether the Executive is Disabled. The determination of the chosen qualified medical doctor as to whether the Executive is Disabled shall be binding upon the Company and the Executive unless such determination is clearly made in bad faith.

     (c) "Involuntary Termination" means the occurrence of any of the following: (i) the Company gives written notice to the Executive that the Company intends to terminate the Employment Provisions (as defined below), (ii) the Company reduces the Executive's base salary as set forth in Section 5, unless such reduction in base salary is part of a reduction applicable generally to senior executives of the Company or (iii) unless otherwise agreed by the Executive, the Company relocates the Executive or her offices or the principal place where she is required to perform her duties hereunder farther than 50 miles from Tacoma, Washington.

     (d) "Restricted Business" means (i) any business or division of a business which consists of providing services to physicians performing clinical research and development studies or providing services to investigative sites and their customers in connection with clinical research and development, (ii) any business of a kind in whole or in part similar to that heretofore or hereafter engaged in by the Company or any of its subsidiaries and (iii) any other principal line of business developed or acquired by the Company or its affiliates.

     (e)  "Voluntary Termination" means the occurrence of any of the following:
(i) the date two weeks after the Executive gives written notice to the Company that the Executive

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intends to terminate the Employment Provisions or if later, the date specified in such written notice, (ii) the Executive dies or (iii) the Executive becomes Disabled.

     2.   Term. The term of Section 1 through Section 9 of this Agreement (the
          ----
"Employment Provisions") commences on the date hereof and, subject to any benefit continuation requirements of applicable laws, expires on the earliest of
(a) an Involuntary Termination, (b) a Voluntary Termination or (c) two years from the date hereof, except that the Employment Provisions shall automatically renew for successive one-year periods upon the terms and conditions set forth herein, commencing on the second anniversary of the date hereof, and on each anniversary date thereafter, until an Involuntary Termination or Voluntary Termination occurs. For purposes of this Agreement, any reference to the "term" of the Employment Provisions includes the original term and any extension thereof

     3.   Employment. The Company hereby agrees to employ the Executive, and the
          ----------
Executive hereby agrees to be employed by the Company, upon the terms and conditions herein set forth.

     4.   Duties of the Executive. The Executive shall serve as Executive Vice
          -----------------------
President, Clinical Coordinator Division, of the Company and as President of PCCC. The Executive shall report to the Chief Executive Officer of the Company. The Executive shall devote her full time and best efforts to the Company's business of providing services to investigative sites and to their customers in connection with clinical research and development and any other related duties and responsibilities that may from time to time be prescribed by the Board of Directors of the Company and so long as it does not interfere with the Executive's employment hereunder, the Executive may serve as an officer, director or otherwise participate in educational, welfare, social, religious and civic organizations. If elected or appointed, the Executive shall also serve as a director or officer of any of the Company, its subsidiaries or affiliated companies, without further compensation. The Board of Directors of the Company will use reasonable efforts to increase the size of the Board of Directors within a reasonable time after the date hereof and to appoint the Executive to fill the vacancy created by such increase. Nothing contained herein shall be construed as limiting any rights of the Company's stockholders to elect and remove members of the Board of Directors.

     5.   Compensation. The Company shall pay the Executive a base salary of
          ------------
$150,000 per annum, which base salary the Company may adjust from time to time, payable at the times and in the manner consistent with the Company's general policies regarding compensation of senior executives. Such base salary includes any salary reduction contributions to (i) any Company-sponsored plan that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) any other Company-sponsored plan of deferred compensation or (iii) any Company-sponsored "cafeteria plan" under Section 125 of the Code. The Executive may be eligible to be paid an annual bonus in accordance with the Company's incentive compensation plan, in effect as of the date hereof, as the same may be modified, terminated or replaced by the Company from time to time and, to the extent the Executive is so eligible, the maximum bonus for any one fiscal year shall not exceed 25% of the Executive's base salary as of the beginning of such fiscal year. As of the date hereof the Company has also granted to the Executive an option to purchase 10,000 shares of the Company's Class A Common Stock pursuant to the terms of the Incentive Stock Option Agreement dated as of the date hereof.

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

          6.    Benefits. The Company shall make available to the Executive,
                --------
subject to the terms and conditions of the applicable plans, including without limitation the eligibility rules, participation for the Executive and her eligible dependents in the Company-sponsored employee benefit plans or arrangements and such other usual and customary benefits now or hereafter generally available to employees of the Company and such benefits and perquisites as are made available to senior executives of the Company, including, without limitation, equity and cash incentive programs and supplemental retirement, deferred compensation and welfare plans.

          7.    Expenses. The Company shall pay or reimburse the Executive, in
                --------
accordance with the general policies of the Company, for reasonable and necessary expenses incurred by the Executive in connection with her duties on behalf of the Company.

          8.    Place of Performance. In connection with her employment by the
                --------------------
Company, unless otherwise agreed by the Executive, the Executive shall be based at offices located in Tacoma, Washington, except for travel reasonably required to the Company's Gurnee, Illinois office and for Company business.

          9.    Termination Payments, Vesting and Exercise of Stock Options upon
                ----------------------------------------------------------------
                Involuntary Termination other than for Cause.
                --------------------------------------------

          (a) If an Involuntary Termination occurs other than for Cause (as defined below) and if the Executive enters into a release and settlement agreement with the Company, then

          (i) for a period of one year thereafter (the "Payment Period"), the Company shall pay the Executive, in accordance with the Company's regular payroll schedule, termination payments that in the aggregate equal the sum of (A) the Executive's highest annual base salary during the three-year period prior to the Executive's termination plus (B) the Executive's average annual cash incentive compensation award during the three-year period prior to the Executive's termination;

          (ii) during the Payment Period, the Company shall, to the extent permitted by its then-existing "401(k) Plan," if any, allow Executive to continue making contributions into such Plan, and make matching contributions under such Plan, both as if such Involuntary Termination had not occurred; and

          (iii) notwithstanding anything to the contrary in the Executive's stock option agreement(s) or certificate(s) or in the stock option plan(s) under which Executive's stock options were granted, Executive's stock options shall continue to vest during the Payment Period at the times and in the amounts that would apply if such Involuntary Termination had not occurred, and Executive shall have the right to exercise any vested stock options at any time no later than 30 days after the expiration of the Payment Period.

          (b) Notwithstanding anything to the contrary herein, any termination payments which the Executive becomes entitled to receive under Section 9(a) shall be reduced to the extent that the Executive receives payments of severance compensation pursuant to Section 4(a)(i) of the Executive's Severance Agreement dated as of even date herewith between the Company and the Executive as such Severance Agreement may hereafter be supplemented, amended or replaced.

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

          (c) Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company, except as otherwise set forth herein or as expressly required by such plans or applicable law.

          (d) If the Executive dies while any amounts are payable to her hereunder, all such amounts, unless otherwise provided herein, shall be paid to the Executive's designated beneficiary, or, if none, then to the Executive's estate.

          (e) The Executive is not obligated to mitigate damages or the amount of any payment provided for under this Section 9 by seeking other employment or otherwise.

          (f) Notwithstanding the foregoing, if the Executive breaches Sections 10, 11 or 12 hereof, any right of the Executive to receive termination payments, to have the vesting of her options accelerated or to have the period during which she may exercise her options extended under this Section 9 shall be forfeited, but without prejudice to any exercise of options that may have occurred prior to such forfeit, and the Executive shall reimburse the Company in full for all termination payments made to the Executive under this Section 9 no later than 30 days after the Company gives notice of such breach to the Executive.

          10.   Confidentiality Agreement.
                -------------------------

          (a) The Executive acknowledges that in the course of her employment by the Company, she will or may have access to and become informed of confidential and secret information that is a competitive asset of the Company or any of its subsidiaries ("Confidential Information"), including, without limitation, (i) the terms of agreements between the Company and its employees, research affiliates, customers and suppliers, (ii) pricing strategy, (iii) sales and marketing methods, (iv) product development ideas and strategies, (v) personnel training and development programs, (vi) financial results, (vii) strategic plans and demographic analyses, (viii) proprietary computer and systems software and (ix) any non-public information concerning the Company, its employees, research affiliates, suppliers and customers. Regardless of any actual or alleged breach by the Company of this Agreement, the Executive shall keep all Confidential Information in strict confidence and shall not directly or indirectly make known, divulge, reveal, furnish, make available or use any Confidential Information (except in the course of her regular authorized duties on behalf of the Company and PCCC) until and unless (x) such Confidential Information becomes, through no fault of the Executive, generally known to the public or (y) the Executive is required by law to make disclosure (after giving the Company reasonable notice and an opportunity to contest such requirement). The Executive's obligations under this Section 10 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

          (b) Except in the ordinary course of the Company's business, the Executive shall never make or cause to be made, any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries including or reflecting Confidential Information. All such documents and other property furnished to the Executive by the Company or otherwise acquired or developed by the Company shall at all times be the property of the Company. Upon a Voluntary Termination or Involuntary Termination, the Executive shall return to the Company any such documents or other property of the Company which are in the possession, custody or control of the Executive.

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          11.   Covenant not to Compete; No Inducement; No Solicitation. In
                -------------------------------------------------------
consideration for the Executive's employment hereunder; the Company's providing the Executive with confidential information and contacts with the Company's research affiliates and their customers and accounts; and the Company's agreement to make termination payments to the Executive,

          (a) (i) during the term of the Employment Provisions and (i) (A) after an Involuntary Termination for Cause, for a period of one year after such Involuntary Termination, (B) after an Involuntary Termination other than for Cause, during the Payment Period or (C) after a Voluntary Termination, if prior to the date of the Voluntary Termination the Company agrees to pay Executive all of the termination payments set forth in Section 9(a) hereof, for a period of one year after such Voluntary Termination, the Executive shall not, without the prior written consent of the Company (which consent may be withheld for any reason or no reason), directly or indirectly or by action in concert with others, own, manage, operate, join, control, perform consulting services for, be employed by, participate in or be connected with any business, enterprise or other entity (or the ownership, management, operation, or control of any such business, enterprise or other entity) (a "Competing Enterprise") engaged anywhere in the United States in the Restricted Business (it being understood that the business conducted by Northwest Kinetics as of the date hereof will not be deemed to be a Competing Enterprise). Notwithstanding the foregoing, Executive may make purely passive investments on behalf of herself, her immediate family or any trust in public companies engaged in a Competing Enterprise so long as the aggregate interest represented by such investments does not exceed 1% of any class of the outstanding debt or equity securities of any Competing Enterprise.

          (b) (i) during the term of the Employment Provisions and (i) (A) after an Involuntary Termination for Cause, for a period of one year after such Involuntary Termination, (B) after an Involuntary Termination other than for Cause, during the Payment Period or (C) after a Voluntary Termination, if prior to the date of the Voluntary Termination the Company agrees to pay Executive all of the termination payments set forth in Section 9(a) hereof, for a period of one year after such Voluntary Termination, the Executive shall not, directly or indirectly, in any capacity, on her own behalf or on behalf of any other firm, person or entity, induce or attempt to induce any research affiliate or customer of the Company to cease doing business in whole or in part with the Company, solicit the business of any such research affiliate or customer for any Restricted Business or otherwise create any ill will or negative publicity with respect to the Company.

          (c) (i) during the term of the Employment Provisions and (i) (A) after an Involuntary Termination for Cause, for a period of one year after such Involuntary Termination, (B) after an Involuntary Termination other than for Cause, during the Payment Period or (C) after a Voluntary Termination, if prior to the date of the Voluntary Termination the Company agrees to pay Executive all of the termination payments set forth in Section 9(a) hereof, for a period of one year after such Voluntary Termination, the Executive shall not, directly or indirectly, in any capacity, on her own behalf or on behalf of any other firm, person or entity, undertake or assist in the solicitation of any Company employee, including, without limitation, solicitation of any employee to terminate his or her employment with the Company.

          (d) For purposes of Sections 11(b) and 11(c), references to the Company include any subsidiary of the Company, including PCCC.

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

                  12.  Post-termination Assistance. Executive shall provide such
                       ---------------------------
        information and assistance to the Company as the Company may reasonably request, upon reasonable notice, in connection with any litigation in which it or any of its affiliates is or may become a party. The Company shall reimburse the Executive for any expenses, including travel expenses, incurred by the Executive in connection with providing such information and assistance.

                  13.  Withholding of Taxes. The Company may withhold from any
                       --------------------
        amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

                  14.  Legal Fees and Expenses. If the Executive prevails, in
                       -----------------------
        whole or in part, in connection with any dispute associated with the interpretation, enforcement or defense of Executive's rights under this Agreement, by litigation or otherwise, the Company shall reimburse Executive and be financially responsible for 100% of any and all reasonable attorneys' and related fees and expenses incurred by the Executive in connection therewith.

                  15.  Specific Enforcement. The Executive acknowledges and
                       --------------------
        agrees that a violation of Sections 10, 11 or 12 hereof that results in material detriment to the Company would cause irreparable harm to the Company, and that the Company's remedy at law for any such violation would be inadequate. In recognition of the foregoing, the Company shall have the right, in addition to any other relief afforded by law or this Agreement, including damages sustained by a breach of this Agreement and any forfeitures under Section 9, and without any necessity or proof of actual damages, to enforce this Agreement by specific remedies, including, among other things, temporary and permanent injunctions, it being the understanding of the Company and the Executive that damages, the forfeitures described above and injunctions shall all be proper modes of relief and shall not be considered alternative remedies.

                  16.  Arbitration. Any dispute between the parties under this
                       -----------
        Agreement shall be resolved (except as provided below) through informal arbitration by an arbitrator selected under the rules of the American Arbitration Association (located in Chicago, Illinois) and the arbitration shall be conducted in that location under the rules of said Association. Each party shall be entitled to present evidence and argument to the arbitrator. The arbitrator shall have the right only to interpret and apply the provisions of this Agreement and may not change any of its provisions. The arbitrator shall permit reasonable pre-hearing discovery of facts to the extent necessary to establish a claim or a defense to a claim, subject to supervision by the arbitrator. The determination of the arbitrator shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrator shall give written notice to the Company and the Executive stating its determination, and shall furnish to each party a signed copy of such determination. The expenses of arbitration shall be borne equally by the Executive and the Company or as the arbitrator shall otherwise equitably determine.

                  Notwithstanding the foregoing, the Company shall not be required to seek or participate in arbitration regarding any breach of Sections 10, 11 or 12, but may pursue its remedies for such breach in any court of competent jurisdiction in the State of Illinois. Any arbitration or action pursuant to this Section 16 shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

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                  17.  Notices. For all purposes of this  Agreement, all
                       -------
        communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service (such as Federal Express or UPS) addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Executive at her principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

                  18.  Governing Law. The validity, interpretation, construction
                       -------------
        and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

                  19.  Agreement. This Agreement supersedes any and all other
                       ---------
        agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or other agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, pertaining to the subject matter hereof, that are not embodied herein, and that no other agreement, statement or promise pertaining to the subject matter hereof that is not contained in this Agreement shall be valid or binding on either party.

                  20.  Successors and Binding Agreement.
                       --------------------------------

                  (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                  (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                  (c) This Agreement is personal in nature and neither the Company nor the Executive shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 20(a) and 20(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise other than by a transfer by the Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 20(c),

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

        the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

                  21.  Validity. If any provision of this Agreement or the
                       --------
        application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

                  22.  Miscellaneous. No provision of this Agreement may be
                       -------------
        modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Unless otherwise noted, references to "Sections" are to sections of this Agreement. The captions used in this Agreement are designed for convenient reference only and are not to be used for the purpose of interpreting any provision of this Agreement.

                  23.  Counterparts. This Agreement may be executed in one or
                       ------------
        more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                 [Remainder of page intentionally left blank.]

                   IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.


                                       AFFILIATED RESEARCH CENTERS, INC.


                                       By:  /s/ David R. Adamoli
                                          ----------------------
                                            David R. Adamoli



                                            /s/ Jane Taylor
                                          ----------------------
                                            Jane Taylor